This letter agreement, dated as of July 16, 1997, is entered into among Western Resources, Inc., a Kansas corporation ("Western Resources"), Westar Capital, Inc., a Kansas corporation and a wholly-owned subsidiary of Western Resources ("Westar"), and Tyco International Ltd. (formerly ADT Limited), a company incorporated under the laws of Bermuda ("ADT" or "New Tyco").


                                    RECITALS:


         WHEREAS, on March 17, 1997, Western Resources and Westar commenced an offer to exchange ADT common shares ("Shares") for shares of Western Resources common stock and cash (the "Exchange Offer");

         WHEREAS, ADT and Tyco International Ltd., a Massachusetts corporation (now Tyco International (US) Inc.; "Old Tyco") entered into an Agreement and Plan of Merger by and among ADT, a wholly-owned subsidiary of ADT, and Old Tyco, dated March 17, 1997, pursuant to which such wholly-owned subsidiary of ADT was merged with and into Old Tyco (the "ADT/Tyco Merger") on July 2, 1997;

         WHEREAS, Western Resources and Westar withdrew the Exchange Offer at or about the time of the ADT/Tyco Merger;

         WHEREAS, as of the date of the ADT/Tyco Merger, Western Resources was the beneficial owner of 38,287,111 Shares (prior to a reverse split of the Shares effected in connection with the ADT/Tyco Merger);

         WHEREAS, Western Resources by virtue of its Share ownership was not able to prevent the approval by ADT shareholders of actions necessary to complete the ADT/Tyco Merger;

         WHEREAS, Western Resources has entered into an Agreement and Plan of Merger between Western Resources and Kansas City Power & Light Company, a
Missouri corporation ("KCPL"), dated as of February 7, 1997 (the "KCPL Agreement");

         WHEREAS, Western Resources and Westar have not been provided with any material non-public information by Old Tyco or ADT; and

         WHEREAS, the parties hereto wish to make certain agreements as set forth below:

         NOW,   THEREFORE,   in   consideration  of  the  mutual  covenants  and
undertakings contained herein, and subject to and on the terms and conditions set forth, the parties hereto agree as follows:

         1. Western will promptly return or cause to be returned any shareholder list (including any copies thereof and any notes, memoranda or analyses relating thereto) of

ADT that it or any of its affiliates has heretofore received or made and shall make no request for a shareholder list of New Tyco for three years following execution of this letter agreement. For such period of three years, Western
Resources will not make any demand on New Tyco pursuant to applicable Bermuda law related to corporate books and records (to the extent it may otherwise be entitled to do so by law).

         2. New Tyco shall, and shall cause its affiliates to, cease and desist from all frustrating acts (it being understood that New Tyco shall in no way be restricted from selling shares of Western Resources or KCPL common stock or compelled to take any action with respect to the voting of such shares), including any communications with Western Resources or KCPL shareholders, in connection with the transactions and shareholder approvals contemplated by the KCPL Agreement. New Tyco will promptly return or cause to be returned any shareholder list (including any copies thereof and any notes, memoranda or analyses related thereto) of Western Resources and KCPL that it or any of its affiliates has heretofore received or made and shall make no request for a shareholder list of Western Resources or KCPL for three years following the execution of this letter agreement. For such period of three years, neither New Tyco nor any of its subsidiaries will make any demand on Western Resources or on KCPL pursuant to applicable state law related to corporate books and records nor shall it purchase any shares of common stock of either Western Resources or KCPL.

         3. The parties hereto will promptly take action to dismiss (and, in the case of Section 3(ii) below, withdraw) the following litigation (the "Litigation") with prejudice, with each side to bear its own costs, including attorneys fees:

       (i) Westar Capital Inc. v. ADT Ltd. et al., No. 96 Civ. 8889 (S.D. Fla.) (Zloch, J.) (filed Dec. 27, 1996);

       (ii) In the Matter of ADT Limited and in the Matter of Section 111 of the Companies Act 1981 and in the Matter of the Petition of Westar Capital, Inc., 1997: No. 143, Sup. Ct. Bermuda (filed April 16,
              1997);

       (iii) ADT Investments Inc. v. Western Resources, Inc., Case No. 97 CV 467 (District Court of Kansas, Shawnee County);

       (iv) ADT Investments II, Inc. v. Kansas City Power & Light Company, Case No. CV 97-11049 (Circuit Court, Jackson County, Missouri);
              (v) ADT Investments Inc. v. Western Resources, Inc., Case No. 97 CV 852 (District Court of Kansas, Shawnee County); and

       (vi) ADT Investments II, Inc. v. Kansas City Power & Light Company, Case No. CV 97-16535 (Circuit Court, Jackson County, Missouri).

         4. New Tyco will grant to Western Resources and Westar registration rights, with respect to the Shares currently owned by Westar, as follows (and including the provisions detailed in Annex A hereto):

       (i) as soon as reasonably practicable following the date hereof (and in no event later than five (5) business days after such date), New Tyco will file a registration statement relating to the distribution of the Shares currently owned by Westar, and New Tyco will use its reasonable best efforts to cause such registration statement to be declared effective as soon as practicable after filing;

       (ii) to the extent that a distribution under the registration statement is an underwritten offering, each underwriter shall be mutually acceptable to New Tyco and Western Resources, but New Tyco will have no right to select or approve any investment banking firm to act on behalf of Western Resources in respect of any block trade;

       (iii) the total number of block trades and underwritten offerings to which Western Resources shall be entitled under Sections 4(i) and 4(ii) hereof shall not exceed three (3) in the aggregate;

       (iv) each of New Tyco, Western Resources and Westar will bear its own costs in connection with such registrations; in that regard, New Tyco will pay all issuer costs incurred in connection with such registration, including without limitation all costs associated with the printing and dissemination of the necessary documentation, and Western Resources will pay all underwriting commissions and the registration fee applicable to Shares to be sold by Westar in connection therewith;

       (v) New Tyco will use its best efforts to cooperate in a marketing effort, including participation in a "road show" with appropriate senior management, to assist Western Resources and Westar in selling Shares in an underwritten offering under the registration statement; and

       (vi) if New Tyco shall cease to have an obligation to maintain the registration of or to register the Shares, either because the total number of block trades and underwritten offerings has theretofore exceeded three or because the Shares have ceased to be Registrable Securities (as defined in Annex A), New Tyco will assist Western Resources in its disposition of the Shares by participating in presentations to investors and furnishing them with public information, all at reasonable times and in a manner that does not unreasonably impose on the senior management of Tyco.

         5. Western, for itself and all Persons that now or may hereafter be controlled by Western, each of its and their assigns and successors and any Person or entity claiming through any of them (the "Western Releasing Parties"), hereby absolutely, fully and forever releases, waives, relinquishes and discharges each of New Tyco, Old Tyco, any Person now or hereafter controlled by New Tyco, each of their current and former directors, officers, employees, attorneys, advisors and investment bankers, and their respective successors and assigns (the "Released Tyco Parties") from any and all Claims which any of the Western Releasing Parties may have against the Released Tyco Parties, whether known or unknown, (i) arising on account of or in any way relating to the Exchange Offer or the ADT/Tyco Merger or (ii) arising through the date of this Agreement by reason of its rights as a shareholder of New Tyco, including, without limitation, all Claims raised or that could have been raised in the Litigation; provided, however, that such Claims shall not include any claim to enforce the provisions of this Agreement, including Annex A.

         New Tyco, for itself and all Persons that now or may hereafter be controlled by New Tyco, each of its and their assigns and successors and any Person or entity claiming through any of them (the "Tyco Releasing Parties"), hereby absolutely, fully and forever releases, waives, relinquishes and discharges each of Western, Westar, Kansas City Power and Light Company
("KCPL"), any Person now or hereafter controlled by Western or KCPL, each of their current and former directors, officers, employees, attorneys, advisors and investment bankers, and their respective successors and assigns (the "Released Western Parties") from any and all Claims which any of the Tyco Releasing Parties may have against the Released Western Parties, whether known or unknown,
(i) arising on account of or in any way relating to the Exchange Offer or the ADT/Tyco Merger or (ii) arising through the date of this Agreement by reason of its rights as a shareholder of Western or KCPL, including, without limitation, all Claims raised or that could have been raised in the Litigation; provided, however, that such Claims shall not include any claim to enforce the provisions of this Agreement, including Annex A.

         As used in this paragraph, the term "Claim" means any causes of action, suits, damages, debts, liabilities, demands, rights, obligations, costs, expenses, losses, attorneys' fees, liens and indemnities, whether based on contract, tort, statute or any other legal or equitable theory of recovery.

         6. This letter agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         7. This agreement shall in all respects be interpreted, enforced, governed and construed by and under the laws of the State of New York. Any controversy arising under or relating to this agreement shall be exclusively determined by the United States District Court for the Southern District of New York, and the parties hereby consent, solely with respect to the matters contemplated by this Agreement, to personal jurisdiction in the United States District Court for the Southern District of New York and agree not to present any such controversy to any other court or forum.

         8. The parties hereto agree that any breach of the provisions of this agreement would irreparably injure the other parties hereto and that money damages would be an inadequate remedy therefor. Accordingly, each party hereto shall be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this agreement and consent to the entry thereof, in addition to any other remedy to which that party is entitled at law or in equity.

         9. This agreement is for settlement purposes only and will not be used by the parties hereto in any litigation, other than litigation arising out of this agreement.





















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                                      - 5 -

         IN WITNESS WHEREOF, the parties have executed or caused this letter agreement to be executed as of the date first written above.


                                          TYCO INTERNATIONAL LTD.
                                          (formerly ADT Limited)



                                          By:  /s/ Mark H. Swartz
                                               ------------------
                                               Name: Mark H. Swartz
                                               Title: Executive Vice President
                                                      Chief Financial Officer

                                          WESTAR CAPITAL, INC.



                                          By:  /s/ Marilyn K. Dalton
                                               ---------------------
                                               Name: Marilyn K. Dalton
                                               Title: Secretary and Treasurer

                                          WESTERN RESOURCES, INC.



                                          By:  /s/ John K. Rosenberg
                                               ---------------------
                                               Name: John K. Rosenberg
                                               Title: Executive Vice President
                                                      and General Counsel



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